Exhibit 99.2

Energy Conversion Devices Completes Merger With Solar Integrated Technologies

Rochester Hills, Mich. - August 19, 2009 - Energy Conversion Devices, Inc. (ECD) (NASDAQ: ENER), the leading global manufacturer of thin-film flexible solar laminate products for the building integrated and commercial rooftop markets, announced today it has completed its merger with Solar Integrated Technologies, Inc. (SIT), a leading provider of building integrated photovoltaic (BIPV) roofing systems. SIT is now a wholly owned subsidiary of ECD.

"This merger strengthens and diversifies our business," said Mark Morelli, president and CEO of ECD. "This merger is an important element of our future growth plans as ECD transitions from manufacturing and selling a product to a company that provides complete solar solutions and value-added services."

The company will provide additional information on the strategic aspects of the merger during the company's fiscal fourth quarter and year-end press release and conference call scheduled for August 27, 2009.

Credit Suisse Securities (USA) LLC acted as financial advisor and Covington & Burling LLP acted as legal advisor to ECD. Thomas Weisel Partners LLC and Greentech Capital Advisors acted as financial advisors and Jones Day acted as legal advisor to SIT.

About Energy Conversion Devices

Energy Conversion Devices is the leader in building integrated and commercial rooftop photovoltaics, one of the fastest growing segments of the solar power industry. The company manufactures and sells thin-film solar laminates that convert sunlight to energy using proprietary technology. ECD's UNI-SOLAR® brand products are unique because of their flexibility, light weight, ease of installation, durability, and real-world efficiency. For more information, please visit www.energyconversiondevices.com or www.solarintegrated.com.

This release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that use the words "will," "believes," "anticipates," "estimates," "expects," "intends", "accelerate", "transformation," or similar words that describe the progress of the merger or ECD's, SIT's or the combined company's future plans, objectives, or goals, and the assumptions underlying such statements and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Risks that could cause such results to differ include: risks associated with integrating the combined business of the two companies; and market risks that will face the combined company. The risk factors identified in the ECD filings with the Securities and Exchange Commission, including the company's most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, could impact any forward-looking statements contained in this release. ECD assumes no obligation, except as required by law, to revise or update any forward-looking statement in order to reflect events or circumstances that may arise after the date of this release.

Contact:

Mark Trinske

Vice President, Investor Relations & Communications

Energy Conversion Devices, Inc.

(248) 299-6063

mtrinske@uni-solar.com